Exhibit 10.6

FIRST AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of July 29, 2008, by and among INTERNATIONAL ASSETS HOLDING CORPORATION, a Delaware corporation (“IAHC”), INTL ASSETS, INC., a Florida corporation, and INTL COMMODITIES, INC., a Delaware corporation (together with IAHC, the “Borrowers”) and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

Recitals

Pursuant to that certain Amended and Restated Credit Agreement dated as of July 31, 2007, between the Lender and the Borrowers (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the “Credit Agreement”), the Lender established a revolving credit facility pursuant to which the Lender agreed to make advances to the Borrowers from time to time in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000).

The Borrowers have now asked the Lender to increase the Revolving Credit Amount to Thirty Five Million Dollars ($35,000,000) and extend the Revolving Credit Expiration Date for one year. The Lender has agreed to do so, provided the parties hereto execute and deliver this Amendment and all of the documents called for by this Amendment, among other things.

Agreement

NOW THEREFORE, in consideration of the premises and in order to induce the Lender to amend the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Terms Defined. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Credit Agreement (as amended by this Amendment).

2. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof, hereby amended as follows:

The following definitions set forth in Section 1.1. of the Credit Agreement are hereby amended and restated to read as follows:

“Note” shall mean the $35,000,000 Fourth Amended and Restated Revolving Loan Note made by the Borrowers and payable to the order of the Lender.

“Revolving Credit Amount”, shall mean the amount of Thirty Five Million Dollars ($35,000,000).

“Revolving Credit Expiration Date” shall mean December 31, 2009, or such later date as to which the Lender shall, in its discretion, agree to extend the Revolving Credit Expiration Date.

First Amendment

to Amended and Restated Credit Agreement

Section 4.2 of the Credit Agreement shall be amended to add the following new subsection (f) at the end thereof:

(f) Compliance Certificates. Concurrent with the delivery of the financial statements described in Sections (a) and (b) above, a written certification, signed by an authorized financial officer of the Borrowers, to the effect that such officer has no knowledge of the existence of any Defaults under the Financing Documents or if such officer has knowledge of the existence of an Event of Default, a statement as to the nature thereof and the action which the Borrowers propose to take with respect thereto. Such written certification shall include the calculations made by the Borrowers to determine compliance by the Borrowers with each of the financial covenants set forth herein as of the date of the financial statements delivered therewith.

Section 5.1 of the Credit Agreement shall be replaced in its entirety by the following new Section 5.1:

5.1. Minimum Working Capital. The Borrowers shall maintain (on a consolidated basis with the Guarantee-exempt Subsidiaries) current assets in excess of current liabilities of at least Thirty Five Million Dollars ($35,000,000).

Section 5.2 of the Credit Agreement shall be replaced in its entirety by the following new Section 5.2:

5.2 Minimum Net Worth. The Borrowers shall maintain (on a consolidated basis including the Guarantee-exempt Subsidiaries) minimum Net Worth of Fifty Million Dollars ($50,000,000) provided, however, that such figure shall permanently increase (on a dollar-for-dollar basis) upon any increase in Net Worth by virtue of paid-in capital or IAHC’s conversion of any of IAHC’s convertible debt into equity.

Section 5.3 of the Credit Agreement shall be replaced in its entirety by the following new Section 5.3:

5.3 Interest Coverage Ratio. The Borrowers shall maintain (on a consolidated basis with the Guarantee-exempt Subsidiaries) an Interest Coverage Ratio of at least 1.75 to 1.0, except to the extent that the Lender waives such covenant in writing as a result of a particular non-recurring item.

Section 5.4 of the Credit Agreement shall be replaced in its entirety by the following new Section 5.4:

5.4 Minimum EBITDA. The Borrowers shall maintain (on a consolidated basis with the Guarantee-exempt Subsidiaries) minimum EBITDA of not less than Twenty Million Dollars ($20,000,000) on a rolling four-quarter basis, as measured quarterly.

First Amendment

to Amended and Restated Credit Agreement

Section 5.5 of the Credit Agreement shall be replaced in its entirety by the following new Section 5.5:

5.5 Minimum Net Worth Attributable to Domestic Loan Parties Only. The Borrowers shall maintain consolidated Net Worth attributable to the Domestic Loan Parties only (i.e., excluding consolidated Net Worth attributable to the Guarantee-exempt Subsidiaries) of not less than Thirty Million Dollars ($30,000,000), provided, however that the Borrowers’ investments in the Guarantee-exempt Subsidiaries shall be counted at cost for the purposes of measuring compliance with this covenant.

3. Upfront Fee. In consideration for the agreements of the Lender as set forth herein, the Borrowers agree to pay to the Lender, upon execution hereof, an upfront fee of Seventy Five Thousand Dollars ($75,000.00), which fee is hereby deemed to be earned upon its receipt by the Lender.

4. Conditions Precedent/Closing and Post-Closing Deliverables. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before the date of this Amendment, unless a specific date is set forth for the delivery of such:

(a) The Lender shall have received this Amendment executed by the parties hereto, and all fees and expenses called for herein or incurred in connection with the preparation and execution of this Amendment including, without limitation the foregoing upfront fee and all of the attorneys’ fees, costs and expenses incurred by the Lender in connection herewith;

(b) The Lender shall have received the stock certificates for the following entities:

(I)	INTL Holding (UK) Ltd. (by August 8,2008);

(II)	INTL Global Currencies Ltd. (by August 8, 2008);

(III)	INTL Global Currencies (Asia) Ltd. (Hong Kong);

(IV)	Gainvest Argentina Asset Management SA;

(V)	Gainvest SA Sociedad Gerente de FCI;

(VI)	INTL Gainvest Capital Uruguay SA (with the new and final certificate to be delivered within 20 days of its certification);

(VII)	Gainvest Asset Management Limited;

(VIII)	INTL Capital and Treasury Global Services Ltd. (by September 30, 2008);

(IX)	INTL Capital Ltd. (by September 30, 2008);

(X)	INTL Commodities DMCC (by September 30, 2008); and

(XI)	INTL Consilium LLC (by September 30, 2008).

(c) The Lender shall have received all of the items set forth on the “Closing Index” circulated concurrently herewith unless the production of such item shall have been waived, in writing, by the Lender or shall have become the subject of a “Post Closing Agreement” between the Borrowers and the Lender; and

First Amendment

to Amended and Restated Credit Agreement

(d) No Default or Event of Default shall have occurred and be continuing.

5. Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrowers hereby represent and warrant to the Lender that as of the date hereof (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of the Borrowers and will not violate any of the Borrowers’ organizational documents or bylaws; (b) no Default of Event or Default exists under the provisions of the Financing Documents which has not been waived by the Lender in writing, (c) all of the representations and warranties of the Borrowers as set forth in the Financing Documents are true and correct on the date hereof as if the same were made on the date hereof, (d) no material adverse change has occurred in the business, financial condition, prospects or operations of the Borrowers since the date of the most recent financial statements of the Borrowers furnished to the Lender in accordance with the provisions of the Financing Documents, and (e) this Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms. If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Lender may, in its absolute and sole discretion, declare that a default has occurred and exists under the provisions of the Financing Documents, and the Lender shall be entitled to all of the rights and remedies set forth in the Financing Documents as the result of the occurrence of such default.

6. Ratification and No Novation. The Borrowers hereby ratify and confirm all of their obligations, liabilities and indebtedness under the provisions of the Note, the Credit Agreement, and the other Financing Documents, as the same may be amended and modified by this Amendment. The Lender and the Borrowers agree that it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, (a) any of the obligations, indebtedness and liabilities of the Borrowers or any other party under the provisions of the Financing Documents, or (b) any negative pledge to the Lender. The Borrowers agree that all of the provisions of the Note, the Credit Agreement, and the other Financing Documents shall remain and continue in full force and effect as the same may be modified and amended by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Financing Documents, the provisions of this Amendment shall control.

7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Lender, the Borrowers, and their respective successors and assigns.

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First Amendment

to Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be executed and sealed, the day and year first above written.

BORROWERS:

WITNESS:	INTERNATIONAL ASSETS HOLDING CORPORATION

/s/ Diana Guzman	By:	/s/ Sean O’Connor	(SEAL)
Printed Name: Sean O’Connor
Title: Chief Executive Officer

WITNESS:	INTERNATIONAL ASSETS HOLDING CORPORATION

/s/ Diana Guzman	By:	/s/ Scott Branch	(SEAL)
Printed Name: Scott Branch
Title: President

WITNESS:	INTL ASSETS, INC.

/s/ Diana Guzman	By:	/s/ Scott Branch	(SEAL)
Printed Name: Scott Branch
Title: President

WITNESS:	INTL COMMODITIES, INC.

/s/ Diana Guzman	By:	/s/ Scott Branch	(SEAL)
Printed Name: Scott Branch
Title: President

First Amendment

to Amended and Restated Credit Agreement

LENDER:

BANK OF AMERICA, N.A., A national banking association

By:	/s/ Michael D. Brannan	(SEAL)
Michael D. Brannan
Senior Vice President

First Amendment

to Amended and Restated Credit Agreement